_______________________________________________


                           TRI-LINK TECHNOLOGIES INC.

                                       AND

                                TELTRONICS, INC.



                         AGREEMENT OF PURCHASE AND SALE
                                       OF
                                VORTEX TECHNOLOGY

                _______________________________________________


                                OTOBER 31, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I REPRESENTATIONS AND WARRANTIES OF TRI-LINK..........................2
         1.01.    Organization................................................2
         1.02.    Authority...................................................2
         1.03.    No Violation................................................2
         1.04.    No Conflict.................................................2
         1.05.    Capital Structure of Tri-Link...............................2
         1.06.    Ownership of the Existing Vortex Technology.................2
         1.07.    Financial Statements........................................3
         1.08.    Regulatory Authorities......................................3
         1.09.    No Filings or Consents Required.............................3
         1.10.    Litigation..................................................4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TELTRONICS.......................4
         2.01.    Organization................................................4
         2.02.    No Violation................................................4
         2.03.    No Conflict.................................................4
         2.04.    Financial Statements........................................4
         2.05.    Regulatory Authorities......................................5
         2.06.    No Filings or Consents Required.............................5
         2.07.    Litigation..................................................5

ARTICLE III CERTAIN TRI-LINK RESPONSIBILITIES AND COMMITMENTS.................5
         3.01.    Shareholder Approval........................................5
         3.02.    Board Representation........................................6
         3.03.    MIKET License Extension.....................................6

ARTICLE IV PURCHASE OF The Purchased Assets...................................6
         4.01.    Purchase of the Purchased Assets............................6
         4.02.    Purchase Price and Payment..................................6
         4.03.    Security....................................................7
         4.04.    Technology Escrow...........................................7
         4.05.    Conversion Option...........................................7
         4.06.    Royalty Commitment..........................................7
         4.07.    Tri-Link Employees..........................................8

ARTICLE V CONDITIONS TO PERFORMANCE...........................................9
         5.01.    Conditions to Obligations of Each Party.....................9
         5.02.    Conditions to Obligations of Teltronics.....................9
         5.03.    Conditions to Obligations of Tri-Link......................10

ARTICLE VI INDEMNIFICATION AND LIMITATIONS ON LIABILITY......................11
         6.01.    Indemnity for Pre-Agreement Actions........................11
         6.02.    Indemnity under this Agreement.............................11


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

         6.03.    Procedure..................................................12
         6.04.    Limitation on Liability....................................12
         6.05.    Sole Remedies..............................................12

ARTICLE VII CONFIDENTIAL INFORMATION; PUBLICITY..............................13
         7.01.    Confidential Information...................................13
         7.02.    Confidentiality of Agreement; Publicity....................14

ARTICLE VIII CONCILIATION AND ARBITRATION OF DISPUTES........................14
         8.01.    Conciliation...............................................14
         8.02.    Arbitration................................................14
         8.03.    Provisional Remedies.......................................15

ARTICLE IX TERM AND TERMINATION..............................................15
         9.01.    Term.......................................................15
         9.02.    Termination................................................15
         9.03.    Effect of Termination......................................16

ARTICLE X MISCELLANEOUS......................................................16
         10.01.   Amendments and Waivers.....................................16
         10.02.   Nonassignability...........................................16
         10.03.   No Third Party Beneficiaries...............................16
         10.04.   Rules of Construction......................................16
         10.05.   Choice of Law..............................................16
         10.06.   Severability of Provisions.................................16
         10.07.   Counterparts; Delivery.....................................17
         10.08.   Entire Agreement...........................................17
         10.09.   Last Day for Performance Other Than a Business Day.........17
         10.10.   Notices....................................................17
         10.11.   Waiver of Jury Trial.......................................18
         10.12.   Expenses...................................................18
         10.13.   Further Assurances.........................................18
         10.14.   Force Majeure..............................................18
         10.15.   Brokers and Finders........................................18
         10.16.   Relationship of Parties....................................18

                                    EXHIBITS

EXHIBIT                                                              EXHIBIT NO.
-------                                                              -----------

DEFINITIONS                                                              A
EXISTING VORTEX TECHNOLOGY                                               B
DEVELOPED VORTEX TECHNOLOGY                                              C
VORTEX TECHNOLOGY ASSETS                                                 D
TRI-LINK CAPITAL STRUCTURE                                               E
TRI-LINK SECURED CREDITORS                                               F
TRI-LINK FINANCIAL STATEMENTS                                            G
TELTRONICS FINANCIAL STATEMENTS                                          H
FORM OF TELTRONICS NOTE                                                  I
TELTRONICS SECURITY AGREEMENT                                            J
JOINT ESCROW INSTRUCTIONS                                                K
CONVERSION PROVISIONS                                                    L

               AGREEMENT OF PURCHASE AND SALE OF VORTEX TECHNOLOGY


                  This AGREEMENT OF PURCHASE AND SALE (the "Agreement"), made as of the 31st day of October 2002, is by and between


                  TRI-LINK TECHNOLOGIES INC., a corporation incorporated under the Canada Business Corporations Act with its principal office located in Burnaby, British Columbia, Canada (Tri-Link"); and


                  TELTRONICS, INC., a corporation incorporated under the laws of the State of Delaware with its principal office located in Sarasota, Florida ("Teltronics").


                  Capitalized terms used herein without definition shall have the meanings ascribed to them in Exhibit A attached hereto. All currency amounts specified herein are designated in United States Dollars.


                                 R E C I T A L S

                  WHEREAS, Tri-Link has developed and is the sole and exclusive owner of, inter alia, certain proprietary technology that enables telephony to be implemented over a standard Ethernet local area network (the "Existing Vortex Technology"). The specifications for the Existing Vortex Technology are set forth on Exhibit B attached hereto; and

                  WHEREAS, Tri-Link is currently making further developments to the Existing Vortex Technology with a view to making it commercially viable and meeting the specifications set forth on Exhibit C attached hereto; and

                  WHEREAS, Teltronics desires to purchase from Tri-Link, on the terms and conditions herein specified, all of Tri-Link's right, title and interest in, under and to (a) the Existing Vortex Technology, (b) the Developed Vortex Technology (as defined herein) (to the extent that it is not already owned by Teltronics), and (c) all tangible and intangible assets associated with the Existing Vortex Technology and the Developed Vortex Technology (the "Vortex Technology Assets"). The Vortex Technology Assets are set forth on Exhibit D attached hereto. The Existing Vortex Technology, the Developed Technology Assets and the Vortex Technology Assets are collectively referred to herein as the "Purchased Assets;" and

                  WHEREAS, Tri-Link desires to sell the Purchased Assets to Teltronics on the terms and conditions herein specified.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Teltronics and Tri-Link hereby agree as follows:

                                    ARTICLE I
                   REPRESENTATIONS AND WARRANTIES OF TRI-LINK

                  Tri-Link represents and warrants to Teltronics as follows:

                  1.01. Organization. Tri-Link is a corporation duly organized, validly existing and in good standing under the laws of Canada and has all requisite power and authority to conduct its business as it is currently being conducted and to own and use its properties.

                  1.02. Authority. Tri-Link has all requisite corporate power and authority to execute and deliver this Agreement and each of the other Operative Documents to which it is a party and to perform its obligations hereunder and thereunder. Such execution, delivery, performance and consummation have been duly authorized by all necessary corporate action on the part of Tri-Link. This Agreement has been duly executed and delivered by Tri-Link by its duly authorized officers, and constitutes a valid and legally binding obligation of Tri-Link, enforceable against it in accordance with its terms, except as the same may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or (ii) equitable principles of general application.

                  1.03. No Violation. Tri-Link is not, and its execution of this Agreement will not cause it to be, in violation of any term of any of its organizational documents or any agreement or instrument to which it is a party, any Law, or any applicable Order, which violation could reasonably be expected to have a Material Adverse Effect on its ability to enter into, execute, deliver or perform its obligations under this Agreement or any of the Operative Documents.

                  1.04. No Conflict. The execution and delivery of this Agreement and the other Operative Documents and the consummation of the transactions contemplated herein and therein do not and will not violate or constitute a breach or default under Tri-Link's organizational documents or under the terms and conditions of any documents, agreements or other writings to which it is a party or by which any of its properties or assets might be bound, which violation, breach or default could reasonably be expected to have a Material Adverse Effect on Tri-Link.

                  1.05. Capital Structure of Tri-Link. The shareholders of Tri-Link and the number(s) and class(es) of shares held of record by each of them and the holders of options and share purchase warrants of Tri-Link and the number(s) and class(es) of shares of Tri-Link which each of them is entitled to purchase are set forth in Exhibit E attached hereto.

                  1.06. Ownership of the Existing Vortex Technology. Tri-Link owns all right, title and interest in, under and to the Existing Vortex Technology, free of any liens or other encumbrances, except as specified in this
Section 1.06 and except for such security interests therein as have been granted to those of its creditors specified in Exhibit F attached hereto (the "Tri-Link Secured Creditors"), as well as all other Intellectual Property that is or has been used or exploited in the Existing Vortex Technology, or that may be necessary for such further development of the Existing Vortex Technology in order to render it commercially viable as the Developed Vortex Technology. All of Tri-Link's rights in, under and to the Existing Vortex

Technology are and all of the Intellectual Property licensed, used or exploited by Tri-Link in connection with the Existing Vortex Technology is valid and subsisting and in full force and effect, and no such rights have been and no such Intellectual Property has been cancelled, expired or abandoned. Michael Tsiroulnikov (d/b/a MIKET DSP Solutions) is the owner of the Source Code and algorithms for the signal processing component of the Existing Vortex Technology (except the Acoustic Echo Canceller comprised therein), and all such Object Code as may be derived therefrom, and has granted to Tri-Link an irrevocable, perpetual, worldwide, royalty-free license (the "MIKET License") to embed and use in its existing and future products such Source Code and algorithms and all such Object Code as may be derived therefrom (a true copy of such Source Code and Object Code has been delivered to and received by Teltronics), which license is transferable with the consent of Michael Tsiroulnikov, which may not be unreasonably withheld. Philip Houghton and Darwin Rambo are the owners of the operating system comprised in and used by the Existing Vortex Software and have granted to Tri-Link an irrevocable, perpetual, worldwide, royalty-free license (the "Operating System License") to embed and use in its existing and future products such operating system (a true copy of such operating system has been delivered to and received by Teltronics), which license is transferable without consent. The Existing Vortex Technology does not infringe, misappropriate, dilute or violate the Intellectual Property rights of any third party and, to the best of Tri-Link's knowledge, no third party is infringing, misappropriating, diluting or violating the Existing Vortex Technology. Upon the purchase of the Purchased Assets by Teltronics pursuant to Section 4.01 hereof, Teltronics will acquire the sole and exclusive ownership of all Intellectual Property comprised of the Vortex Technology including all rights to perfect such ownership through the application for patent protection, free of claims or opposition from any person who now owns or may acquire any of the other assets or properties of Tri-Link.

                  1.07. Financial Statements. The balance sheet of Tri-Link as at December 31, 2001, and the related statement of cash flow for the fiscal year then ended, certified by KPMG LLP, a copy of which is attached hereto as Exhibit G (the "Tri-Link Financial Statements"), fairly present the financial condition of Tri-Link as at such date and the results of operations of Tri-Link for the year then ended, all in accordance with Canadian GAAP, consistently applied, and, since December 31, 2001, there has been no material adverse change in any such condition or operations.

                  1.08. Regulatory Authorities. Tri-Link possesses all licenses and permits and other authorizations by Regulatory Authorities necessary to the conduct of its business and to provide to Teltronics the benefits afforded by this Agreement and the other Operative Documents, except those the lack of which would not have a Material Adverse Effect on its business or its ability to provide such benefits. Tri-Link has not received notice from any Regulatory Authority indicating that such Regulatory Authority would oppose or not grant or issue its Consent, if required, with respect to the transactions contemplated by this Agreement and the other Operative Documents.

                  1.09. No Filings or Consents Required. No action of, or filing or registration with or notification of, or Consent of, any Regulatory Authority or any other third party, except the consents of the Tri-Link Secured Creditors and of Michael Tsiroulnikov (d/b/a MIKET DSP Solutions) to Tri-Link executing, delivering and performing this Agreement, each of which has been obtained by Tri-Link, is required by Tri-Link to authorize, or is otherwise required in connection with, the execution, delivery and performance by Tri-Link of this Agreement or any of the other Operative Documents.

                  1.10. Litigation. There is no litigation relating to Tri-Link's business or any of its properties or assets, its funding capabilities or any of its joint venture relationships that is pending, or threatened, in or before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances, against Tri-Link which would reasonably be required to be disclosed to Tri-Link's auditors under Canadian GAAP in connection with an audit of the financial statements of Tri-Link, except for a potential claim related to a breach of Tri-Link's Shareholder Agreement, as specified in Note 11 to the Tri-Link Financial Statements (attached hereto as Exhibit G) and potential actions that may be taken by unpaid trade suppliers.

OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT OR IN THE OTHER OPERATIVE DOCUMENTS, TRI-LINK MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF TELTRONICS

                  Teltronics represents and warrants to Tri-Link as follows:

                  2.01. Organization. Teltronics is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to conduct its business as it is currently being conducted and to own and use its properties.

                  2.02. No Violation. Teltronics is not, and execution of this Agreement will not cause it to be, in violation of any term of any of its organizational documents or any agreement or instrument to which it is a party, any Law, or any applicable Order, which violation could reasonably be expected to have a Material Adverse Effect on its ability to enter into, execute, deliver or perform its obligations under this Agreement.

                  2.03. No Conflict. The execution and delivery of this Agreement and the other Operative Documents and the consummation of the transactions contemplated herein and therein do not violate or constitute a breach or default under the organizational documents of Teltronics or under the terms and conditions of any documents, agreements or other writings to which Teltronics is a party or by which any of its properties or assets might be bound, which violation, breach or default could reasonably be expected to have a Material Adverse Effect on Teltronics.

                  2.04. Financial Statements. The consolidated balance sheet of Teltronics and its consolidated Subsidiaries as at December 31, 2001, and the related consolidated statement of cash flows and consolidated statement of changes in financial position of Teltronics and its consolidated Subsidiaries for the fiscal year then ended, certified by Ernst & Young, LLP, independent public accountants, a copy of which is attached hereto as Exhibit H, fairly present the financial condition of Teltronics and its consolidated Subsidiaries as at such date and the consolidated results of operations of Teltronics and its consolidated Subsidiaries for the year then ended, all in accordance with U.S. GAAP, consistently applied, and, since December 31, 2001, there has been no material adverse change in any such condition or operations.

                  2.05. Regulatory Authorities. Teltronics possesses all licenses and permits and other authorizations by Regulatory Authorities necessary to the conduct of its business and to provide the services anticipated to be provided by it under the Operative Documents except those licenses, permits and authorizations the lack of which would not have a Material Adverse Effect on its business or its ability to provide such services. Teltronics has not received notice from any Regulatory Authority indicating that such Regulatory Authority would oppose or not grant or issue its Consent, if required, with respect to the transactions contemplated by this Agreement and the other Operative Documents.

                  2.06. No Filings or Consents Required. No action of, or filing or registration with or notification of, or Consent of, any Regulatory Authority or any other third party is required by Teltronics to authorize, or is otherwise required by Teltronics in connection with, the execution, delivery and performance by Teltronics of this Agreement or any of the other Operative Documents.

                  2.07. Litigation. There is no litigation relating to Teltronics' business or any of its properties or assets, its funding capabilities or any of its joint venture relationships that is pending, or threatened, in or before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances, against Teltronics which would reasonably be required to be disclosed to Teltronics' auditors under U.S. GAAP in connection with an audit of the consolidated financial statements of Teltronics.

OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT OR IN THE OTHER OPERATIVE DOCUMENTS, TELTRONICS MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS.

                                  ARTICLE III

                CERTAIN TRI-LINK RESPONSIBILITIES AND COMMITMENTS

                  3.01. Shareholder Approval. Notwithstanding that such approvals are not otherwise required to be obtained in order for Tri-Link to be permitted to consummate the transactions contemplated by this Agreement, Tri-Link shall cause separate meetings of the holders of each class of its outstanding shares to be held not later than January 1, 2003, at which meetings the holders of each class of Tri-Link's outstanding shares shall be asked to consider and, if thought fit, approve, as a class, by a special resolution requiring at least 2/3 of the votes cast in respect thereof to be cast in favour thereof, the consummation by Tri-Link of the transactions contemplated by this Agreement.

                  3.02. Board Representation. Tri-Link shall, forthwith after execution of this Agreement, cause the board of directors of Tri-Link to create a vacancy and fill it with a representative designated by Teltronics. Teltronics shall be entitled to a single seat on the board of directors of Tri-Link until the Closing Time.

                  3.03. MIKET License Extension. Tri-Link shall, at or before the Closing, procure an amendment of the MIKET License which extends the license of the software and algorithms covered thereby to include all of the signal processing software and algorithms owned by Michael Tsiroulnikov (d/b/a MIKET DSP Solutions) that are to be included in or covered by the Developed Vortex Technology.

                                   ARTICLE IV

                        PURCHASE OF THE PURCHASED ASSETS

                  4.01. Purchase of the Purchased Assets. Teltronics shall purchase from Tri-Link and Tri-Link shall sell, assign transfer and convey to Teltronics, at the Closing Time, all right, title and interest in, under and to the Purchased Assets, upon the terms set forth in this Article IV and subject to such other conditions as are set forth herein. Until the Closing Time, Tri-Link shall retain exclusive ownership of all right, title and interest, including all Intellectual Property Rights, in and to the Vortex Technology and the Vortex Technology Assets and Teltronics shall not, prior to the Closing Time, acquire any Rights in or to the Vortex Technology and/or the Vortex Technology Assets.

                  4.02. Purchase Price and Payment. The purchase price for the Purchased Assets (the "Purchase Price") shall be Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be paid:

                  (a) $250,000 in immediately available funds at the Closing; and

                  (b) $2,250,000 in twelve equal quarterly principal installments of $187,500, plus accrued interest, with first payment being due on the first Business Day of the third month following the month in which the Closing occurs and with subsequent installments of principal and interest being payable on the first Business Day of each third month thereafter, until the entirety of the Purchase Price has been paid.

The unpaid portion of the Purchase Price from time to time remaining unpaid shall bear interest at the rate of Six and One Half Percent (6.5%) per annum. Such interest as has accrued thereon up to the end of the month preceding the month in which each installment of the Purchase Price is required to be paid pursuant to Section 4.02(b) shall be paid at the time that such installment of the Purchase Price is required to be paid. The obligations of Teltronics to so pay the said balance of the Purchase Price and interest so accrued thereon shall be evidenced by a promissory note in the form set out in Exhibit I attached hereto (as the same may be re-issued from time to time as provided herein, the "Teltronics Note"), which Teltronics shall execute and deliver to Tri-Link at the Closing.

                  4.03. Security. As security for payment of the balance of the Purchase Price from time to time remaining unpaid and such interest as shall from time to time have accrued thereon and remain unpaid, Teltronics shall at the Closing grant to Tri-Link a priority security interest in the Vortex Technology (as it may be constituted from time to time) and the Vortex Technology Assets and a junior security interest in all of the other property and assets of Teltronics, subordinate in all respects to all present and future bank and other institutional indebtedness of Teltronics, including all obligations of Teltronics to Harris Corporation and Finova Mezzanine Capital, Inc. (as they may be constituted from time to time), each substantially in accordance with (a) the Teltronics Security Agreement (in the form of Exhibit J attached hereto) and sufficient to perfect a security interest in such collateral in each of the states of the United States and each of the provinces of Canada in which such collateral might be located and (b) such other agreements as may be required to effect the specified priorities among the security interests then existing in such collateral in each case reasonably acceptable to the parties hereto.

                  4.04. Technology Escrow. At the Closing, Teltronics and Tri-Link shall deliver joint escrow instructions to Foley & Lardner (the "Escrowholder") in the form of Exhibit K attached hereto (the "Joint Escrow Instructions"), pursuant to which Teltronics shall, inter alia, until all of its obligations under the Teltronics Note have been satisfied, deliver to the Escrowholder, on the first Business Day of each calendar quarter, a true copy of the Source Code for the Vortex Software, as then constituted, a true copy of the Vortex Documentation, as then constituted, as has not theretofore been delivered to the Escrowholder, and true copies (on or in whatever media the originals thereof are embodied) of the Vortex Technical Information, as then constituted, as has not theretofore been delivered to the Escrowholder, and pursuant to which the Escrowholder shall, in the event of an uncured default by Teltronics hereunder, deliver to Tri-Link all of the materials so delivered, and, otherwise, upon all of the obligations of Teltronics under the Teltronics Note having been satisfied, return to Teltronics all of the materials so delivered, in each case unless prevented from doing so by an Order of a court of competent jurisdiction, pursuant to an interpleader action initiated by the Escrowholder or otherwise.

                  4.05. Conversion Option. Tri-Link shall be entitled, at its sole option, to convert, at any time and from time to time, in accordance with and subject to the Conversion Provisions specified in Exhibit L attached hereto, increments of not less than $250,000 of the balance of the Purchase Price then remaining unpaid into shares of Teltronics' voting common stock, at the rate of $1.00 per share (as the same may be adjusted from time to time as herein provided, the "Conversion Price"), so long as the total of all amounts theretofore so converted and then to be so converted does not exceed Seven Hundred and Fifty Thousand Dollars ($750,000). Upon any such conversion being effected, each installment amount thereafter payable in respect of the Purchase Price shall be reduced, to be equal to: (a) such installment amount as would otherwise have been payable in respect thereof, less (b) the amount in respect of which such conversion was effected divided by the number of installment payments remaining to be made at the time such conversion was effected. Teltronics covenants that all of the securities that are issued to Tri-Link upon conversion being effected hereunder will be duly and validly issued and will be fully paid and non-assessable.

                  4.06. Royalty Commitment. For the period commencing on the closing and ending on the fifth anniversary thereof, Teltronics shall pay to Tri-Link royalties as follows:

                        (a) Four percent (4%) of "Net Revenue" derived from following components of the Vortex Technology: Vortex S.E. Controller Software, Vortex S.E. QSAP, SLIC and POTS, PC-Phone and Analog PSTN Gateway, all as defined in Exhibit C attached hereto;

                        (b) Two percent (2%) of "Net Revenue" derived from the following components of the Vortex Technology: Digital PSTN Gateway, H.323 WAN Gateway and BRI Gateway, all as defined in Exhibit C attached hereto.

                        For purposes of this Agreement "Net Revenue" means monies actually received by Teltronics in connection with the sale, licensing, distribution or other exploitation of the Vortex Technology (as delineated in Sections 4.06 (a) and (b) above), but shall exclude sales and use taxes, returns, refunds, rebates, and separately stated shipping and handling costs or separately stated maintenance, support, and engineering fees. The term "Net Revenue" shall not include any monies received by Teltronics in connection with the sale, licensing, distribution or other exploitation of its own products and services (including those products and services that interface, integrate or are compliant with the Vortex Technology), whether in existence as of the date hereof or developed in the future, provided that such products or services do not incorporate, use or comprise (otherwise than by way of interfacing, integrating or being compliant with) the Vortex Technology (or any portion or portions thereof). Teltronics presently has no intention of offering the Vortex Technology as part of an integrated system with any of its products or services, however, in the event that Teltronics proposes to offer the Vortex Technology as part of an integrated system, it will do so pursuant to a published price list with a separate line item designation for the Vortex Technology component of the system. In the event Tri-Link disagrees with the pricing allocations reflected in such price list, the dispute resolution provisions of Article VIII shall apply. Teltronics shall maintain adequate records to verify all reports and payments to be made to Tri-Link pursuant to this Section 4.06 for a period of two (2) years following the date of its termination. Tri-Link shall have the right to select an independent certified public accountant mutually agreeable to the parties to inspect no more frequently than annually the records of Teltronics on reasonable notice and during regular business hours to verify the reports and payments required hereunder. If such inspection should disclose any underreporting, Teltronics shall pay Tri-Link such amount within thirty (30) days of the conclusion of such inspection. The entire cost of such inspection shall be borne by Tri-Link; provided however, that if Teltronics is determined by such inspection to have underpaid royalties by five percent (5%) or more, then the cost of such audit shall be borne by Teltronics. Each royalty payment shall be accompanied by a statement setting forth in sufficient detail the basis upon which royalties were calculated.

                  4.07. Tri-Link Employees. Teltronics shall assume and be liable for the accrued vacation pay and other statutory obligations owed by Tri-Link to its employees from August 1, 2002 through the Closing Time. In the event Teltronics fails to purchase the Purchased Assets in accordance with Section
4.01 hereof, Teltronics shall not, prior to May 1, 2004, solicit or seek to employ any person who was an employee of Tri-Link at any time during the term of this Agreement.

                                   ARTICLE V
                            CONDITIONS TO PERFORMANCE

                  5.01. Conditions to Obligations of Each Party. The obligations of each party to be performed under this Agreement and consummate the transactions contemplated hereby are subject to the condition, unless waived pursuant to Section 10.01 of this Agreement, that no court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, materially restricts or makes illegal consummation of any of the transactions contemplated by this Agreement or any of the other Operative Documents.

                  5.02. Conditions to Obligations of Teltronics. The obligations of Teltronics to be performed under this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Teltronics pursuant to Section 10.01 of this Agreement:

                  (a) Representations and Warranties of Tri-Link. Each and every warranty and representation of Tri-Link contained in this Agreement shall be true and correct as of the date hereof and an executive officer of Tri-Link shall have delivered a certificate to Teltronics to such effect upon the execution of this Agreement, in a form reasonably acceptable to Teltronics (the "Initial Tri-Link Certificate"), and each and every warranty and representation of Tri-Link contained in this Agreement shall be true and correct as of the Closing Time;

                  (b) Consents and Approvals. There shall be appended to and incorporated by reference in the Initial Tri-Link Certificate the consents of the Tri-Link Secured Creditors to the execution, delivery and performance of this Agreement by Tri-Link and the consent of Michael Tsiroulnikov to the assignment and transfer of the MIKET Licence to Teltronics at the Closing Time. Tri-link shall, by January 1, 2003, have obtained the approval of the holders of each class of its outstanding shares, by special resolution, to consummate the transactions contemplated by this Agreement;

                  (c) Closing Documentation. Tri-Link shall have tendered to Teltronics at the Closing:

                        (i) a certificate of an executive officer of Tri-Link certifying that each and every warranty and representation of Tri-Link contained in this Agreement is true and correct as of the Closing Time, in a form reasonably acceptable to Teltronics, having appended thereto and incorporated by reference therein certified true copies of the special resolutions of the holders of each class of shares of Tri-Link approving the consummation by Tri-Link of the transactions contemplated by this Agreement, together with a certification that each such resolution was duly passed as a special resolution at a duly called and constituted meeting of the holders of the applicable class of shares and has not prior to the Closing Time been amended or varied in any way or rescinded and is full force and effect as of the Closing Time;

                        (ii) the Joint Escrow Instructions, duly executed by Tri-Link;

                        (iii) the consent of Michael Tsiroulnikov (d/b/a MIKET
                              DSP Solutions) to the assignment of the MIKET License, as amended pursuant to Section 3.03, to Teltronics;

                        (iv) the amendment of the MIKET License made pursuant to Section 3.03 hereof;

                        (v) true copies, on the same media as that on which the originals are recorded, of all documents and other items that comprise the Developed Vortex Technical Information; and

                  (d) Other Documents. All other instruments and documents required by this Agreement and the other Operative Documents to be provided by Tri-Link, and such other instruments and documents as Teltronics and/or its counsel may reasonably request Tri-Link to provide, consistent with the provisions hereof and thereof, shall have been provided by Tri-Link.

                  5.03. Conditions to Obligations of Tri-Link. The obligations of Tri-Link to be performed under this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Tri-Link pursuant to Section 10.01 of this Agreement:

                  (a) Representations and Warranties of Teltronics. Each and every warranty and representation of Teltronics contained in this Agreement shall be true and correct as of the date hereof and an executive officer of Teltronics shall have delivered a certificate to Tri-Link to such effect upon the execution of this Agreement, in a form reasonably acceptable to Tri-Link, and each and every warranty and representation of Teltronics contained in this Agreement shall be true and correct as of the Closing Time; and

                  (b) Closing Documentation. Teltronics shall have tendered to Tri-Link at the Closing:

                        (i) a certificate of an executive officer of Teltronics certifying that each and every warranty and representation of Teltronics contained in this Agreement is true and correct as of the Closing Time, in a form reasonably acceptable to Tri-Link;

                        (ii) a bank draft or cashier's check payable to Tri-Link in the amount of Two Hundred and Fifty Thousand Dollars ($250,000.00);

                        (iii) the Teltronics Note;

                        (iv)  the Teltronics Security Agreement; and

                        (v) the Joint Escrow Instructions duly executed by Teltronics.

                  (c) Other Documents. All other instruments and documents required by this Agreement and the other Operative Documents to be provided by Teltronics, and such other instruments and documents as Tri-Link and/or its counsel may reasonably request Teltronics to provide, consistent with the provisions hereof and thereof, shall have been provided by Teltronics.

                                   ARTICLE VI
                  INDEMNIFICATION AND LIMITATIONS ON LIABILITY

                  6.01. Indemnity for Pre-Agreement Actions. From and after the date hereof, Tri-Link shall indemnify, defend and hold harmless Teltronics, and its shareholders, officers, directors, agents, representatives, and employees (Tri-Link is referred to in this Section 6.01 as the "Indemnifying Party," and the party to whom such indemnification obligation is owed is referred to in this
Section 6.01 as the "Indemnified Party"), from and against, any and all actions, claims, losses, costs, liabilities, and expenses (including reasonable attorneys' fees) resulting from or arising out of any act or omission (occurring entirely before the date hereof) of Tri-Link or any officer, employee, representative or agent of Tri-Link (collectively "Pre-closing Claims") and will promptly reimburse any Indemnified Party for all Pre-closing Claims as incurred in connection with the investigation of, preparation for or defense of any pending or threatened action or proceeding (collectively, "Proceeding"), whether or not such Indemnified Party is a formal party to any such Proceeding. An Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld) settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Proceeding), provided, however, that the Indemnified Party may execute such settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding if same includes an unconditional release of the Indemnifying Party hereunder from all liability arising out of such Proceeding.

                  6.02. Indemnity under this Agreement. From and after the date hereof, Tri-Link shall indemnify, defend and hold harmless Teltronics and its shareholders, officers, directors, agents, representatives, and employees, and Teltronics shall indemnify, defend and hold harmless Tri-Link and its shareholders, officers, directors, agents, representatives, and employees (Tri-Link or Teltronics, as applicable, shall be referred to in this Section 6.02 as the case may be as the "Indemnifying Party" and the party to whom such indemnification obligation is owed is referred to in this Section 6.02 as the "Indemnified Party"), from and against any and all actions, claims, losses, costs, liabilities, and expenses (including reasonable attorneys' fees) resulting from or arising out of any breach by the Indemnifying Party of any representation, warranty, or covenant by such Indemnifying Party in this Agreement (collectively, for purposes of this Section 6.02 only, "Claims") and will promptly reimburse any Indemnified Party for all Claims as incurred in connection with the investigation of, preparation for, or defense of any pending or threatened action or proceeding (collectively, "Proceeding"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the

Indemnifying Party shall not be liable (a) for any amount paid by or on behalf of an Indemnified Party in settlement of any Claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld), or (b) in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the bad faith, negligence, or willful misconduct of an Indemnified Party. An Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Proceeding), provided, however, that the Indemnified Party may execute such settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding if the same includes an unconditional release of the Indemnifying Party hereunder from all liability arising out of such Proceeding.

                  6.03. Procedure. Promptly after a party to whom an indemnification obligation is owed hereunder (an "Indemnified Party") receives notice of the commencement of any Proceeding in respect of which indemnification may be sought hereunder, the Indemnified Party will notify the party that is obligated to indemnify hereunder (an "Indemnifying Party"); but the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation hereunder unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. If any such Proceeding shall be brought against the Indemnified Party, the Indemnifying Party shall, upon written notice given reasonably promptly following the Indemnified Party's notice to the Indemnifying Party of any such Proceeding, be entitled to assume the defense thereof at its own expense with counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided; however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.

                  6.04. Limitation on Liability. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO THE OTHER UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER ANY PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING DOES NOT PRECLUDE ANY PARTY FROM BEING INDEMNIFIED AGAINST THIRD-PARTY CLAIMS UNDER ANY OF THE FOREGOING THEORIES OR FOR ANY OF THE FOREGOING DAMAGES.

                  6.05. Sole Remedies. Teltronics and Tri-Link, on behalf of themselves and their respective Affiliates, agree that from and after the date hereof their sole remedies for any breach of any representation, covenant or warranty contained in this Agreement shall be limited to the right of indemnification as and to the extent set forth in this Article VI and waive any and all other remedies available at law or in equity, provided, however, that this limitation shall not apply in respect of any action brought for fraud.

                                  ARTICLE VII
                       CONFIDENTIAL INFORMATION; PUBLICITY

                  7.01. Confidential Information.

                  (a) The parties agree that any and all technical, financial, operations or business information including, but not limited to, technical know how, customer data, marketing plans, customer lists, customer information, customer account numbers, the status of any account, pricing information, computer access codes, instruction and/or procedural manuals, operating policies and manuals, or financial data of either party ("Information") furnished or disclosed by either party to the other or obtained by either party as a result of its activities under or in connection with this Agreement shall be deemed the property of the disclosing party and, when in tangible form, shall be returned by the receiving party to the disclosing party upon request, along with any copies as may be authorized herein.

                  (b) "Information" shall not include: (1) information previously known to the receiving party free of any obligation to keep it confidential, as evidenced by written records; (2) information that has been or subsequently is made public, through no wrongful act of the receiving party or any third party; or (3) information that is received from a third party without restriction and without breach of this Agreement, other than information provided to such party in connection with its performance of this Agreement or any of the other Operative Documents.

                  (c) Each party agrees that it shall hold Information in confidence and shall not make disclosure of Information to anyone except such of its employees or third party contractors or agents to whom such disclosure is necessary for the purpose of and as permitted in performance of this Agreement, except in the following circumstances:
        (i) to the extent necessary to comply with a specific applicable law or the valid final order of a court of competent jurisdiction in which the party making the disclosure or communication shall notify the other party in writing and shall seek confidential and proprietary treatment of the information; (ii) as part of normal reporting or review procedures of such party's Board of Directors, parent company, auditors and attorneys; provided, however, that such persons or entities agree to be bound by the provisions of this paragraph; (iii) to enforce its rights legally under this Agreement in a court of competent jurisdiction; or (iv) such information as is part of the public domain through disclosure other than by or through such party. Each party shall appropriately notify each employee, contractor, or agent to whom Information is disclosed that any such disclosures are made in confidence and shall be kept in confidence by such employee, contractor, or agent, and shall require any third party contractor or agent to sign a written agreement to maintain the confidentiality of the Information.

                  (d) If the transactions contemplated by this Agreement are not consummated, the parties shall maintain the confidentiality of Information, and such Information shall not be used to the detriment of the disclosing party or otherwise in any manner, and all such Information (including copies and extracts thereof) shall be returned to the disclosing party immediately upon its written request.

                  (e) The obligations of the parties hereunder shall survive and be enforceable by temporary and permanent injunctive relief against the breaching party and its employees, officers, directors, agents, representatives, and contractors notwithstanding any termination of this Agreement.

                  7.02. Confidentiality of Agreement; Publicity.

                  (a) Except as required by law, each of the parties shall keep confidential and not disclose, and shall cause their officers, employees, and agents to keep confidential and not disclose, any of the terms and conditions of this Agreement or any of the other Operative Documents to any third party without the prior written consent of the other party.

                  (b) The obligations of the parties hereunder shall survive and be enforceable by temporary and permanent injunctive relief against the breaching party and its employees, officers, directors, agents, representatives, and contractors notwithstanding any termination of this Agreement.

                  (c) Each party will consult with the other party prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and will not issue any such release or make any such statement over the reasonable objection of the other party, except as required by law or the rules and regulations of any relevant securities exchange or quotation system.

                                  ARTICLE VIII
                    CONCILIATION AND ARBITRATION OF DISPUTES

                  8.01. Conciliation. In the event of any dispute, claim, question or disagreement arising out of or relating to this Agreement or any of the other Operative Documents, other than a matter for which a dispute resolution mechanism is specifically provided in this Agreement (including but not limited to a party's right to seek specific performance, judicial remedies or injunctive relief as provided in Sections 7.01 or 7.02 hereof) the parties shall use commercially reasonable efforts to settle such dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other, in good faith, and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If settlement is not otherwise possible within a reasonable time (not to exceed 20 days), the Chief Executive Officers, Chief Financial Officers, or other comparable senior executive officers of Teltronics and Tri-Link shall become involved in such efforts.

                  8.02. Arbitration. If the parties do not reach a solution within a period of thirty (30) days after a matter is referred for conciliation, as provided above, the dispute shall be submitted to final and binding arbitration as the sole and exclusive remedy for such dispute. Unless prohibited by applicable law, any claim shall be made by filing a written demand for arbitration within one (1) year following the conduct, act or other event or occurrence first giving rise to the claim; otherwise, the right to any remedy shall be deemed forever waived and lost. The right and duty of the parties to this Agreement to resolve any disputes by arbitration shall be governed exclusively by, and arbitration shall take place according to the commercial arbitration rules of the American Arbitration Association in effect as of the date hereof. The arbitration shall be held at a mutually acceptable time and place in Toronto, Ontario, Canada. Each party will select one arbitrator and the two so chosen will select a third, and failing selection of an arbitrator by either party or by the two chosen by the parties, the arbitrator(s) shall be selected from a panel of neutral arbitrators provided by the American Arbitration Association and shall be chosen by the striking method. The parties each shall bear all of their own costs of arbitration; however, the fees of the arbitrators shall be divided equally between the parties. The arbitrators shall have no authority to amend or modify the terms of this Agreement or any of the other Operative Documents. Each party further agrees that, unless such a limitation is prohibited by applicable law, the other party shall not be liable for punitive or exemplary damages and the arbitrators shall have no authority to award the same. The award or decision by a majority of the arbitrators shall be final and binding on the parties and may be enforced by judgment or order of any court located in the Province of British Columbia or the State of Florida (an "Arbitration Jurisdiction Court") or by any other court having jurisdiction over the parties. The parties consent to the exercise of personal jurisdiction over them by any Arbitration Jurisdiction Court and to the propriety of venue of any Arbitration Jurisdiction Court for the purpose of carrying out this provision; and they waive any objections that they would otherwise have to the same. No arbitration under this Agreement shall include, by consolidation, joinder or in any other manner, any Person other than the parties hereto or thereto and any Person in privity with or claiming through, in the right of or on behalf of such a party, unless both of the parties consent in writing. To the extent permitted by applicable law, no issue of fact or law shall be given preclusive or collateral estoppel effect in any arbitration hereunder, except to the extent such issue may have been determined in another proceeding between the parties or between either of the parties and any person in privity with or claiming through, in the right of or on behalf of the other party.

                  8.03. Provisional Remedies. Each party shall have the right to seek from an appropriate court provisional remedies including, but not limited to, temporary restraining orders or preliminary injunctions before, during or after arbitration. Neither party need await the outcome of the arbitration before seeking provisional remedies. Seeking any such remedies shall not be deemed to be a waiver of either party's right to compel arbitration. Any such action shall be brought by the party in any Arbitration Jurisdiction Court. The parties consent to the exercise of personal jurisdiction over them by courts located there and to the propriety of venue in such courts for the purpose of carrying out this provision; they waive any objections that they would otherwise ave to the same; and they waive the right to have any such action decided by a jury.

                                   ARTICLE IX
                              TERM AND TERMINATION

                  9.01. Term. This Agreement shall take effect on the date hereof and shall remain in effect until all of the obligations of Teltronics hereunder have been satisfied, unless sooner terminated pursuant to Section 9.02 hereof.

                  9.02. Termination. This Agreement and the transactions contemplated hereby may be terminated as follows:

                  (a)   By the mutual written consent of the parties; and

                  (b) By either Teltronics or Tri-Link, if Tri-Link with respect to Teltronics, or if Teltronics with respect to Tri-Link, shall have failed to perform any of its obligations hereunder.

                  9.03. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.02, this Agreement shall become void and have no effect, except that the provisions of Articles VI, VII, VIII and X and any other provision necessary to give effect to such surviving provisions, shall survive any such termination.

                                   ARTICLE X
                                  MISCELLANEOUS

                  10.01. Amendments and Waivers. Except as otherwise expressly provided herein, this Agreement shall not be amended or modified in any manner except by an instrument in writing signed by all of the parties hereto. The waiver by a party of any condition, or any breach of this Agreement by any other party, shall not be effective unless in a writing signed by the waiving party, and no such waiver shall operate or be construed as the waiver of any conditions other than those expressly identified in the written waiver or of the same or another breach on a subsequent occasion.

                  10.02. Nonassignability. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other; provided, however, that such consent shall not be required for the assignment by either party of its rights and privileges hereunder to an Affiliate of that party (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder).

                  10.03. No Third Party Beneficiaries. This Agreement is not for the benefit of any Person other than the parties and their Affiliates, and no Person other than Teltronics and Tri-Link and their respective Affiliates shall have any rights against the parties hereunder.

                  10.04. Rules of Construction. The headings in this Agreement are inserted only as a matter of convenience and in no way affect the terms or intent of any provision of this Agreement. All defined phrases, pronouns, and other variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the actual identity of the organization, person, or persona may require. No provision of this Agreement shall be construed against any parties hereto by reason of the extent to which such parties or its counsel participated in the drafting hereof.

                  10.05. Choice of Law. This Agreement is made and entered into under the laws of Province of British Columbia (without giving effect to the principles of conflicts of laws thereof), which law shall govern the validity, enforceability and interpretation hereof and the performance by parties hereto of their respective duties and obligations hereunder.

                  10.06. Severability of Provisions. If any provision of this Agreement shall be contrary to the internal laws of the Province of British Columbia or any other applicable law, at the present time or in the future, such provision shall be deemed null and void, but shall not affect the legality of the remaining provisions of this Agreement. This Agreement shall be deemed to be modified and amended so as to be in compliance with applicable law and this Agreement shall then be construed in such a way as will best serve the intention of the parties at the time of the execution of this Agreement

                  10.07. Counterparts; Delivery. This Agreement may be executed in one or more counterparts. Each such counterpart shall be considered an original and all of such counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. The parties acknowledge that delivery of executed counterparts of this Agreement may be effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

                  10.08. Entire Agreement. This Agreement (including any schedules, exhibits or other attachments hereto), taken together with the other Operative Documents, constitute the entire agreement among the parties. This Agreement and the other Operative Documents supersede all prior and contemporaneous agreements, statements, understandings, and representations of the parties, including, without limitation, the e-mail of Sam Ifergan on August 1, 2002. There are no representations, warranties, agreements, arrangements, or understandings, oral or written between the parties relating to the subject matter of this Agreement which are not fully expressed herein. The parties agree that the traditional formulation of the parole evidence rule (whereby extrinsic evidence may not be used to vary or contradict the unambiguous terms of a document that represents a final and complete expression of the parties' agreement) shall govern in any action or proceeding that may arise in connection with this Agreement.

                  10.09. Last Day for Performance Other Than a Business Day. In the event that the last day for performance of an act or the exercise of a right hereunder falls on a day other than a Business Day, then the last day for such performance or exercise shall be the first Business Day immediately following the otherwise last day for such performance or such exercise.

                  10.10. Notices. All notices, requests, consents, or other communications required or permitted to be given under this Agreement shall be in writing, may be delivered in person, by overnight air courier, or by certified or registered mail (return receipt requested with all fees prepaid), and shall be deemed to have been duly given and to have become effective upon the date actually delivered to the parties or their assignees at the following addresses:

           If to Tri-Link:         Tri-Link Technologies Inc.
                                   #301 - 8988 Fraserton Court
                                   Burnaby, British Columbia, Canada  V5J 5H8
                                   Attention:  Sam Ifergan

           If to Teltronics:       Teltronics, Inc.
                                   2150 Whitfield Industrial Way
                                   Sarasota, Florida 34243-4046
                                   Attention: Ewen Cameron, President and CEO

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this section.

                  10.11. Waiver of Jury Trial. The parties hereto hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by any party hereto against another party hereto on any matter whatsoever relating to, resulting from, arising out of, or in any way connected with this Agreement, or any amendment or breach hereof, including, without limitation, any claim or injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

                  10.12. Expenses. Except as otherwise specifically provided in this Agreement, each party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and applicable fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

                  10.13. Further Assurances. The parties hereto from time to time after execution of this Agreement, without further consideration, shall execute and deliver, as appropriate, such documents and take such actions as may be reasonably necessary or proper to carry out and consummate the transactions contemplated by this Agreement.

                  10.14. Force Majeure. Neither party shall be liable for defaults or delays due to acts of God or the public enemy, acts or demands of government or any government agency, strikes, fires, flood, accident, or other unforeseeable causes beyond its control (other than general economic conditions) and not due to its fault or negligence. Any party desiring to excuse its default or delay for any such reason shall notify the other party of the cause of such default or delay within five (5) days after the beginning thereof.

                  10.15. Brokers and Finders. Each of the parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, except for the Financial Advisory Agreement between Tri-Link and Hargan-Global Ventures Inc. dated November 13, 2001 (for which Teltronics has no obligations or liability whatsoever). In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by any party, such party agrees to indemnify and hold each other party harmless of and from any liability in respect of such claim.

                  10.16. Relationship of Parties. Nothing contained in this Agreement shall be construed as constituting a partnership or agency relationship between the parties hereto.

         IN WITNESS WHEREOF, the undersigned parties hereby execute this Agreement as of the date first above written.

                                        "Teltronics"
                                        Teltronics, Inc.


                                        By:    /s/ Ewen Cameron
                                           -------------------------------------
                                               Ewen Cameron
                                               President and CEO

                                        "Tri-Link"
                                        Tri-Link Technologies Inc.


                                        By:    /s/ Sam Ifergan
                                           -------------------------------------
                                               Sam Ifergan
                                               President

                                    EXHIBIT A


                                   DEFINITIONS


When used in this Agreement or in any of the other Operative Documents, the following terms shall have the meaning here ascribed to them:

"Affiliate" means: (1) any other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person; (2) any officer, director, partner, employer, or director or indirect beneficial owner of any 10% or greater equity or voting interest of such person; or (3) any other person for which a person described in clause (2) acts in any such capacity.

"Business Day" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in either British Columbia or Florida.

"Canadian GAAP" means generally accepted accounting principals, as used in Canada.

"Closing" means the completion of the purchase and sale contemplated by this Agreement, to take place at the offices of Foley & Lardner, Suite 2700, 100 North Tampa Street, Tampa, Florida, at the Closing Time.

"Closing Time" means 10:00 a.m. Eastern Time on the earlier of May 1, 2003 or the fifth Business Day following the earliest day on which Tri-Link and Teltronics have agreed in writing that the Developed Vortex Technology fully meets the specifications set forth on Exhibit C attached hereto.

"Consent" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any person pursuant to any contract, Law, Order, or permit.

"Conversion Price" has the meaning specified in Section 4.05.

"Conversion Provisions" has the meaning specified in Section 4.05.

"Developed Vortex Technical Information" means the Vortex Technical Information as constituted at the Closing Time.

"Developed Vortex Technology" means the Vortex Technology as constituted on the earlier of April 30, 2003 or the date on which Tri-Link and Teltronics agree in writing that the Vortex Technology fully meets the specifications set forth on Exhibit C attached hereto, and shall include the MIKET License as amended pursuant to Section 3.03 of the Agreement and the Operating System License and the names "Vortex" and "Vortex SE" and any and all Tri-Link Trademarks held at the Closing Time and any and all other Rights which Tri-Link may hold therein and/or thereto at the Closing Time.

"Escrowholder" means Foley & Lardner.

"Existing Vortex Hardware" means the proprietary telephony equipment which constitutes the Vortex Hardware at the time of execution of this Agreement, one of two identical embodiments of which, marked "Vortex Hardware @ October 31, 2002", has been delivered by Tri-Link to Teltronics at the time of execution of this Agreement and the other of which has been retained by Tri-Link.

"Existing Vortex Software" means those proprietary computer programs which constitute the Vortex Software at the time of execution of this Agreement, the Source Code for which is contained on each of the two identical CD-ROM's marked "Vortex SE Software @ October 31, 2002", one of which has been delivered by Tri-Link to Teltronics at the time of execution of this Agreement and the other of which has been retained by Tri-Link.

"Existing Vortex Technology" means the Vortex Technology as constituted at the time of execution of this Agreement, and includes, without limitation, the Existing Vortex Software and the Vortex Documentation and the Vortex Technical Information pertaining thereto and to the Existing Vortex Hardware.

"Information" has the meaning specified in Section 7.01(a).

"Initial Tri-Link Certificate" has the meaning specified in Section 5.02(a).

"Intellectual Property" means all intellectual and industrial property and all rights thereto throughout the world of every nature, whether registered or unregistered, including, without limitation, copyrights, patents, patent rights, industrial designs, trade marks, and all applications and registrations for any of the foregoing and all continuations, divisions, reissues, extensions and renewals thereof, all trade names, service marks, Internet domain names and websites, and other trade rights, all license agreements, marketing rights, moral rights, trade secrets, know-how, formulae, processes, technology, inventions, engineering and other proprietary processes, source code, object code, computer programs and other computer software, in whatever media, and data, databases, specifications, prototypes, designs, records, drawings, and calculations, licenses, sub-licenses, computer rights, and all other intellectual or industrial property and all rights thereto throughout the world and all other proprietary rights or interests, together with all antecedent derivative works;

"Intellectual Property Rights" in and to the Vortex Software, the Vortex Hardware, the Vortex Documentation and the Vortex Technical Information, as constituted at any particular time, means such Rights as are then required to develop, make, use, sell, lease, rent or license and/or offer for sale, lease, rent or license and/or have developed, made, sold, leased, rented or sublicensed and/or offered for sale, lease, rental or sublicense all or any portions of that Vortex Software, that Vortex Hardware and that Vortex Documentation and any Vortex Derivative Works, and which arise under or by virtue of: (a) the Vortex Technical Information, (b) the Vortex Copyrights; and/or (c) the Vortex Trademarks;

"Law" means any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute applicable to a person or its assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

"Material Adverse Effect" means an event, change or occurrence which, individually or together with any other substantially contemporaneous event, change or occurrence, would, in the opinion of a reasonable person knowledgeable in such matters, impair to an unreasonable degree the financial position, business or results of operations of such entity or the ability of such entity to perform its obligations under any Operative Document or to consummate the transactions contemplated by any Operative Document.

"MIKET License" has the meaning specified in Section 1.06 but as amended pursuant to Section 3.03.

"Object Code" means a form of software code resulting from the translation or processing of Source Code by a computer into machine language or intermediate code, which thus is in a form that would not be convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

"Operative Documents" means this Agreement, the Teltronics Note, the Joint Escrow Instructions and the Teltronics Security Agreement.

"Operating System" has the meaning specified in Section 1.06.

"Operating System License" has the meaning specified in Section 1.06.

"Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

"Person" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government body, and any other form of entity or organization.

"Purchase Price" has the meaning specified in Section 4.02.

"Purchased Assets" means the Existing Vortex Technology, the Developed Vortex Technology and the Vortex Technology Assets.

"Regulatory Authority" shall mean all United States federal and state and Canadian federal and provincial regulatory agencies having jurisdiction over Tri-Link and/or Teltronics.

"Rights" means any and all legally enforceable proprietary, possessory, use and ownership rights, titles and interests (whether beneficial or legal) of all kinds whatsoever, howsoever and wheresoever arising, and whether partial or whole in nature.

"Royalty Commitment" has the meaning specified in Section 4.06.

"Source Code" means a presentation or representation of a computer program, regardless of the form in which it is stored, from which it is possible to discern the logic, algorithms, internal structure, operating features and any other design characteristics of such computer program.

"Teltronics Financial Statements" has the meaning specified in Section 2.04.

"Teltronics Note" has the meaning specified in Section 4.02.

"Teltronics Security Agreement" has the meaning specified in Section 4.03.

"Tri-Link Financial Statements" has the meaning specified in Section 1.07.

"Upgrades" means, in respect of software and related documentation: (a) updates, comprising new revisions of the software and related documentation, including corrections and modifications, and (b) upgrades, comprising new releases of the software and related documentation, including improvements and enhancements.

"U.S. GAAP" means generally accepted accounting principals, as used in the United States.

"Vortex Copyrights" means any and all copyrights, copyright registrations and applications for registration, in and to and/or with respect to the Vortex Software, the Vortex Documentation and any Vortex Derivative Works.

"Vortex Documentation" means, at any particular time, the user manuals, handbooks, user guides and other written or electronic material relating to the Vortex Hardware and/or the Vortex Software, as then constitute, whether in written form or electronic form (and, if in electronic form, both the Source Code and all Object Code therefor).

"Vortex Derivative Works" means all repairs, corrections, modifications, revisions, additions, expansions, abridgements, condensations, improvements, enhancements, translations and/or adaptations (whether complete or incomplete) of, to, in, based upon or that find support in, the Vortex Software, the Vortex Documentation and/or the Vortex Technical Information, as the case may be, the making or preparation of which, if effected without the authorization of the owner of the copyright therein, would constitute copyright infringement.

"Vortex Hardware" means, at any particular time, the telephony equipment that, in conjunction with the Vortex Software, as then constituted, enables the implementation of telephony over a standard Ethernet local area network, generally in the manner contemplated by the Existing Vortex Technology, and which has resulted from further development of the Existing Vortex Hardware.

"Vortex Software" means, at any particular time, the Source Code and all Object Code for those proprietary computer programs that, in conjunction with the Vortex Hardware, as then constituted, enable the implementation of telephony over a standard Ethernet local area network, and which have resulted from further development of the Existing Vortex Software.

"Vortex Technical Information" means, at any particular time, all information, data, formulae, know-how, trade secrets, unpatented inventions or improvements, manufacturing information, technical reports, specifications, quality control documentation, product design histories drawings and the like which are employed to develop, make, use, sell, lease, rent or license and/or offer for sale, lease, rent or license, import and/or export and/or have developed, made, sold, leased, rented or sublicensed and/or offered for sale, lease, rental or sublicense, imported and/or exported all or any portions of the Vortex Software, the Vortex Hardware, the Vortex Documentation and any Vortex Derivative Works, whether protectable or not as trade secrets or otherwise, including, without limitation, copies of any standard operating procedures, development and/or manufacturing protocols, development and/or manufacturing records and research notebooks.

"Vortex Technology" means, at any particular time, the Vortex Software, the Vortex Documentation and the Vortex Technical Information, each as constituted at that time, and all Intellectual Property Rights therein and thereto and in and to the Vortex Hardware, as then constituted.

"Vortex Technology Assets" means all those tangible and intangible assets associated with the Existing Vortex Technology and the Developed Vortex Technology set forth on Exhibit D attached hereto.

"Vortex Trademarks" means any and all trademark registrations and trademark applications, complete or incomplete, for the marks "Vortex" and "Vortex SE" held from time to time in any jurisdiction, worldwide.

                                    EXHIBIT B


                           EXISTING VORTEX TECHNOLOGY
                                 SPECIFICATIONS

The following, together with the physical embodiment of the Existing Vortex Hardware referred to in the definition thereof in Exhibit A and the CD-ROM containing the Service Code for the Existing Vortex Software referred to in the definition thereof in Exhibit A, defines the Existing Vortex Technology to be developed to create the Developed Vortex Technology and the Vortex Technology.

Vortex S.E.
-----------

Vortex S.E. Controller Software

The Vortex Controller is the central component of the Vortex S.E. system. The Vortex Controller Software implements the telephony control functions of a PBX as well as all of the software that provides Administration and Management Services.

As a provider of Operations, Administration, and Maintenance Services, the Controller provides the entire Intranet and Internet accessible capability set needed to configure, monitor, and troubleshoot the system.

Vortex S.E. QSAP

The QSAP (Quality of Service Access Points) is a network appliance that is co-located with every PC-Phone. The device provides the Ethernet interface hardware and firmware that routes voice and control into and out of an embedded DSP, as well as the signal processing elements that ensure that high quality audio is delivered to and from the PC-Phone.

In situations where the PC-Phone is co-located with a user's personal computer, the device seamlessly inserts between the PC's Ethernet port and the switched Ethernet backbone maintaining a single wire to the desktop solution.

The QSAP is an intelligent peripheral that auto discovers the presence of a Vortex Controller, automatically identifies itself and is provided an IP address by the Vortex Controller. The `personality' of the QSAP can be downloaded and is resident within the QSAP allowing Users to move location without any reprogramming of the Vortex Controller.

SLIC & POTS

The SLIC and POTS modules provide a Station and PSTN interface for the Vortex S.E. product. Each module represents a single line interface.

The SLIC and POTS provide the ability for the Vortex S.E. to be used in conjunction with the PSTN and also provide a Station interface for an analog telephone instrument or analog peripheral such as a Voicemail System.

PC-Phone

The PC-Phone serves as the primary desktop audio device within the Vortex SE system and provides the following features and functions: -

An ergonomic design with 10 programmable keys, 2 line x16 character LCD display and soft key capabilities.

The PC-Phone software exposes the physical phone elements to higher-level control software in the QSAP eliminating the need for software updates.

                                   EXHIBIT C


                           DEVELOPED VORTEX TECHNOLOGY
                                 SPECIFICATIONS

The following are the specifications for the technology intended to result from the further development of the Existing Vortex Technology, initially by Tri-Link and thereafter, by Teltronics. The Developed Vortex Technology takes the Existing Vortex Technology, enhances the current feature set, and adds PSTN, WAN and BRI Gateways in order to bring the Vortex Technology on par with Teltronics' competition.

Vortex S.E.
-----------

Vortex S.E. Controller Software

The Vortex Controller is the central component of the Vortex S.E. system. The Vortex Controller Software implements the telephony control functions of a PBX as well as all of the software that provides Administration and Management Services.

As a provider of Operations, Administration, and Maintenance Services, the Controller provides the entire Intranet and Internet accessible capability set needed to configure, monitor, and troubleshoot the system.

Vortex S.E. QSAP

The QSAP (Quality of Service Access Points) is a network appliance that is co-located with every PC-Phone. The device provides the Ethernet interface hardware and firmware that routes voice and control into and out of an embedded DSP, as well as the signal processing elements that ensure that high quality audio is delivered to and from the PC-Phone.

In situations where the PC-Phone is co-located with a user's personal computer, the device seamlessly inserts between the PC's Ethernet port and the switched Ethernet backbone maintaining a single wire to the desktop solution.

The QSAP is an intelligent peripheral that auto discovers the presence of a Vortex Controller, automatically identifies itself and is provided an IP address by the Vortex Controller. The `personality' of the QSAP can be downloaded and is resident within the QSAP allowing Users to move location without any reprogramming of the Vortex Controller.

SLIC & POTS

The SLIC and POTS modules provide a Station and PSTN interface for the Vortex S.E. product. Each module represents a single line interface.

The SLIC and POTS provide the ability for the Vortex S.E. to be used in conjunction with the PSTN and also provide a Station interface for an analog telephone instrument or analog peripheral such as a Voicemail System.

PC-Phone

The PC-Phone serves as the primary desktop audio device within the Vortex SE system and provides the following features and functions

An ergonomic design with 10 programmable keys, 2 line x16 character LCD display and soft key capabilities.

The PC-Phone software exposes the physical phone elements to higher-level control software in the QSAP eliminating the need for software updates.

Analog PSTN Gateway

The Analog PSTN Gateway is a network-attached appliance that provides reliable multi channel interface between the switched Ethernet domain of Vortex S.E. and the more traditional Analog TDM domain.

The Analog PSTN Gateway is a sixteen (16) channel universal interface that will support the aforementioned POTS and SLIC devices. Two (2) RJ45 connections, one for control and one for voice data provide the interface to the switched Ethernet domain.

Digital PSTN Gateway

The Digital PSTN Gateway is a network-attached appliance that provides reliable multi span interfaces between the switched Ethernet domain of Vortex S.E. and the digital T1 and E1 TDM domain.

The Digital PSTN Gateway will provide both E1 and T1 interfaces. Each Digital PSTN Gateway will be available in either a dual or a quad span unit and support a variety of CAS and Primary Rate ISDN signaling protocols. Two (2) RJ45 connections, one for control and one for voice data provide the interface to the switched Ethernet domain.

H.323 WAN Gateway

The H.323 WAN Gateway is a network-attached appliance that provides a reliable WAN interface using the H.323 protocol for basic call control.

The H.323 WAN Gateway will use technology currently being developed as a part of the Teltronics 20-20 switching product to provide access to H.323 enabled WAN systems for basic call connectivity.

BRI Gateway

The Digital BRI PSTN Gateway is a network-attached appliance that provides reliable multi channel interfaces between the switched Ethernet domain of Vortex S.E. with the digital BRI TDM domain.

The Digital BRI PSTN Gateway will provide both an S and T interface. Each Digital PSTN BRI Gateway will be available in either a quad or octal channel unit and support a variety of BRI ISDN signaling protocols. Two (2) RJ45 connections, one for control and one for voice data provide the interface to the switched Ethernet domain.

                                    EXHIBIT D


                            VORTEX TECHNOLOGY ASSETS

The Vortex Technology Assets shall include the following hardware and software and other assets associated with the following components of the Vortex and Vortex SE products.

Patent

5,875,246, February 23, 1999, "Distributed Audio Signal Processing in a Network experiencing Transmission Delay"

Vortex
------

         Vortex Controller and Management Software

         The Vortex Controller Software up to and including Vortex Release 2.5; the assets include both the Source Code, compiled Object Code, Technical Specifications and Documents. Contained within the Vortex Controller software are the following general software modules.

         o Real Time Server (RTS, Telephony Service)
         o Vortex OA&M Software
         o Vortex Configuration Service
         o Vortex Gateway Service
         o Vortex Console
         o PC-Phone Set-up
         o TAPI Service Provider
         o Vortex NIC and NID Drivers

         Vortex NIC

         Hardware

         All documentation including but not limited to Schematics, Bill of Materials, Gerber Files, Assembly Drawings and Technical
         Specifications.

         Vortex NIC includes proprietary ASIC designs; all design information is required for the ASIC devices.

         Software

         Source Code and compiled Object Code including all Technical Specifications and Documentation.

         The Source Code shall include but not be limited to the software, which provides Device Control, Signal Processing, Cell Routing and Audio Routing to the PC-Phone, Acoustic Echo Canceller, DTMF Generators and Call Progress Tone Generators.

         Vortex NID

         Hardware

         All documentation including but not limited to Schematics, Bill of Materials, Gerber Files, Assembly Drawings and Technical
         Specifications.

         Vortex NID includes proprietary ASIC and FPGA designs; all design information is required for the ASIC and FPGA devices.

         Software

         Source Code and compiled Object Code including all Technical Specifications and Documentation.

         The Source Code shall include but not be limited to the software which provides Device Control, Signal Processing, Cell Routing to and from attached Personal Computer and Audio Routing to the PC-Phone, Acoustic Echo Canceller, DTMF Generators and Call Progress Tone Generators.

         Vortex CO Card (3 port Trunk Interface Card)

         Hardware

         All documentation including but not limited to Schematics, Bill of Materials, Gerber Files, Assembly Drawings and Technical
         Specifications.

         Vortex CO Card includes proprietary ASIC designs; all design information is required for the ASIC devices.

         Software

         Source Code and compiled Object Code including all Technical Specifications and Documentation.

         The Source Code shall include but not be limited to the software which provides Device Control, Signal Processing, Call Progress Detection, Tone Generation and Line Echo Cancellation.

         Vortex AD Card (3 port Station Interface Card)

         Hardware

         All documentation including but not limited to Schematics, Bill of Materials, Gerber Files, Assembly Drawings and Technical
         Specifications.

         Vortex AD Card includes proprietary ASIC designs; all design information is required for the ASIC devices.

         Software

         Source Code and compiled Object Code including all Technical Specifications and Documentation.

         The Source Code shall include but not be limited to the software which provides Device Control, Signal Processing, Acoustic Echo Cancellation, DTMF Generation, DTMF Detection and Call Progress Tone Generation.

         Vortex DID Card (3 port DID Interface Card)

         Hardware

         All documentation including but not limited to Schematics, Bill of Materials, Gerber Files, Assembly Drawings and Technical
         Specifications.

         Vortex DID includes proprietary ASIC designs; all design information is required for the ASIC devices.

         Software

         Source Code and compiled Object Code including all Technical Specifications and Documentation.

         The Source Code shall include but not be limited to the software which provides Device Control, Signal Processing, Line Echo Cancellation, DTMF Generation, DTMF Detection, and Call Progress Tone Generation.

         Vortex Mini Hub

         Hardware

         All documentation including but not limited to Schematics, Bill of Materials, Gerber Files, Assembly Drawings and Technical
         Specifications.

         Vortex Mini Hub includes proprietary CPLD designs; all design information is required for the CPLD devices.

Vortex S.E.
-----------

         Vortex S.E. Controller Software

         The Vortex Controller Software including all additions and modifications; the asset includes the Source Code, compiled Object Code and Technical Specifications and Documents. Contained within the Vortex Controller software are the following general software modules.

         o Vortex Telephony Service (RTS)
         o Vortex OA&M Software
         o Vortex Configuration Service
         o Vortex Console
         o PC-Phone Set-up
         o TAPI Service Provider
         o Controller Web Site

         Vortex S.E. QSAP

         Hardware

         All documentation including but not limited to Schematics, Bill of Materials, Gerber Files, Assembly Drawings and Technical
         Specifications.

         Vortex S.E. QSAP includes proprietary FPGA designs; all design information is required for the FPGA devices.

         Software

         Source Code and compiled Object Code including all Technical Specifications and Documentation.

         The Source Code shall include but not be limited to the software which provides Device Control, Signal Processing, Acoustic Echo Cancellation, DTMF Generators and Tone Generators.

         SLIC & POTS

         Hardware

         All documentation including but not limited to Schematics, Bill of Materials, Gerber Files, Assembly Drawings and Technical
         Specifications.

         The software being developed for the Analog and Digital gateways includes SP code which provides Line Echo Cancellation, Tone Detection including both DTMF detection and Call Progress detection, CLID detection, packet loss concealment algorithms, enhanced LEC and new Acoustic Echo Canceller algorithms. MIKET DSP owns all of these algorithms as per the delivered agreement.

         Vortex and Vortex S.E. PC-Phone

         Plastics

         All documentation including but not limited to the PC-Phone Auto-CAD drawings for the various piece parts that collectively make up the PC-Phone, Bill of Materials, Assembly Drawings and Physical Plastic Molding Tools to manufacturer the PC-Phone.

         Hardware

         All documentation including but not limited to Schematics, Bill of Materials, Gerber Files, Assembly Drawings and Technical
         Specifications.

         Software

         Source Code and compiled Object Code including all Technical Specifications and Documentation.

         The Source Code shall include but not limited to the 8051 software, which provides keyboard scan, LED scan, low level LCD writes, and audio switching between Speaker/Microphone and Handset only.

         The Vortex and Vortex SE Muppet System

         Hardware

         All documentation including but not limited to Schematics, Bill of Materials, Gerber Files, Assembly Drawings and Technical
         Specifications.

         Software

         Source Code and compiled Object Code including all Technical Specifications and Documentation.

         The Source Code shall include but not be limited to MUPTAPI and the Visual Test scripts.

                                    EXHIBIT E


                           TRI-LINK CAPITAL STRUCTURE


                                                                                                      Common
                                                                                                      Share
                                                                     Common        Preference       Warrants &
                                                                     Shares          Shares           Options
                                                                     ------          ------           -------

     Helix (PEI) Inc.                                                50,000         4,513,568        1,806,229

     Hargan-Global Ventures Inc.                                     50,000        18,425,979       18,810,106

     Ex Fund Capital Inc.                                                             330,574
     Exceptional Technologies Fund 3 (VCC) Inc.                                     9,248,555        9,625,316
     Exceptional Technologies Fund 5 (VCC) Inc.                                     1,585,402        1,014,874

     Fidulex Management Inc.                                                           61,263           31,896
     Banque IPPA & Associates.                                                        233,407          121,522
     Banque Von Ernst & Cie AG                                                        142,632
     Union Bancaire Privee                                                            455,931

     687043 Alberta Ltd.                                             72,000
     Hebert & Associates                                             25,000

     Intasys Corporation                                                            3,548,648        3,442,586
     Manitex Capital Inc.                                                           1,314,326        1,320,054
     3778312 Canada Inc.                                                              166,802           47,500

     Management                                                      34,000         2,197,030        2,197,030

                                                             --------------------------------------------------

     Employee Stock Options                                         231,000        42,224,117       46,459,029
                                                             --------------------------------------------------

                                   EXHIBIT F


                           TRI-LINK SECURED CREDITORS



Helix (PEI) Inc.

Hargan-Global Ventures Inc.

Exceptional Technologies Fund 3 (VCC) Inc.

Exceptional Technologies Fund 5 (VCC) Inc.

Intasys Corporation

Manitex Capital Inc.

Roytor & Co.

Fidulex Management Inc.

John Andrew

Kin Leong

Roy Leahy

Sean Cormack

Stephen Dunn

                                    EXHIBIT G


                          TRI-LINK FINANCIAL STATEMENTS

                                    EXHIBIT H


                         TELTRONICS FINANCIAL STATEMENTS

                                    EXHIBIT I


                             FORM OF TELTRONICS NOTE


                                 PROMISSORY NOTE
                                 ---------------

                                                         $2,250,000 (US dollars)
                                                         Sarasota, Florida
         __________, 2003


         FOR VALUE RECEIVED, Teltronics, Inc. (the "Company"), a Delaware corporation and having an address at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, hereby promises to pay Tri-Link Technologies Inc. a corporation incorporated under the laws of Canada and having an address of #301-8988 Fraserton Court, Burnaby, British Columbia V5J 5H8 or Tri-Link's Securityholders (the "Holders"), the principal sum of Two Million Two Hundred and Fifty Thousand Dollars (US$2,250,000) (the "Principal") with interest calculated from the date of this promissory note on the balance of such sum and payable at the same place, both before and after maturity, default, and judgment, at the nominal rate per annum of Six and One Half percent (6.5%) (the "Interest") at the same time and place.

         The Principal and Interest shall be payable by the Company to the Holders in twelve quarterly installments as detailed in the attached schedule.

         The Principal or any part thereof may be paid in advance at any time without notice, bonus or penalty. This promissory note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

         IN WITNESS WHEREOF, the undersigned has caused this promissory note to be duly signed as of the ______ day of __________, 2003.

                                        Teltronics, INC.


                                        By:_____________________________________
                                              Ewen Cameron, President and CEO

                                                                                  Total
                                  Principal               Interest                Payment            Date

Payment 1                         187,500.00              36,562.50              224,062.50     August 1, 2003
Payment 2                         187,500.00              33,515.63              221,015.63     November 1, 2003
Payment 3                         187,500.00              30,468.75              217,968.75     February 1, 2004
Payment 4                         187,500.00              27,421.88              214,921.88     May 1, 2004
Payment 5                         187,500.00              24,375.00              211,875.00     August 1, 2004
Payment 6                         187,500.00              21,328.13              208,828.13     November 1, 2004
Payment 7                         187,500.00              18,281.25              205,781.25     February 1, 2005
Payment 8                         187,500.00              15,234.38              202,734.38     May 1, 2005
Payment 9                         187,500.00              12,187.50              199,687.50     August 1, 2005
Payment 10                        187,500.00               9,140.63              196,640.63     November 1, 2005
Payment 11                        187,500.00               6,093.75              193,593.75     February 1, 2006
Payment 12                        187,500.00               3,046.88              190,546.88     May 1, 2006

                                    EXHIBIT J


                      FORM OF TELTRONICS SECURITY AGREEMENT

                  THIS SECURITY AGREEMENT (this "Agreement") is effective as of the ___ day of ____, 2003, between Teltronics, Inc., a Delaware corporation (the "Debtor") and Tri-Link Technologies Inc., a Canadian corporation (the "Secured Party") (the Debtor and the Secured Party together are referred to as the "parties"). The parties agree as follows:

                            I. SECURITY INTEREST

                  The Debtor gives the Secured Party an unconditional continuing interest (the "Security Interest") in the property described on Schedule A attached hereto with the priorities stated thereon, and in all proceeds and products thereof in any form together with all records relating thereto (the "Collateral").

                            II. INDEBTEDNESS SECURED

                  This Agreement and the Security Interest created by it secures the obligation of the Debtor to pay to the Secured Party Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) and such interest as may from time to time accrue on the unpaid portion thereof and remain unpaid, as evidenced in that certain Promissory Note executed by the Debtor in favor of the Secured Party on the same date as this Agreement, a copy of which is attached hereto as
Exhibit 1 (the "Indebtedness").

                 III. REPRESENTATIONS AND WARRANTIES OF DEBTOR

                  The Debtor represents and warrants, and as long as the Indebtedness remains unpaid shall be deemed continuously to represent and warrant, that:

                  1. Except for the security interests described on Schedule A and except for the Security Interest, the Debtor is owner of the Collateral free of all security interests or other encumbrances.

                  2. The Collateral was acquired by the Debtor from the Secured Party and is now used solely for the benefit of the Debtor and, except as disclosed on Schedule A, the Debtor knows of no other rights in, claims against, or litigation, filed or threatened, regarding the Collateral.

                  3. To the best of the Debtor's knowledge, no other business, firm, or person is using, promoting, or marketing, with or without Debtor's authorization, the Collateral, or any portion thereof.

                  4. The Debtor is authorized to enter into this Security Agreement and into the transactions evidenced by the Collateral.

                  5. The Debtor's records concerning creation, application, and use of the Collateral are kept at the address of its principal office: 2150 Whitfield Industrial Way, Sarasota Florida, 34243-4046.

                            IV. COVENANTS OF DEBTOR

                  So long as this Agreement has not been terminated as provided in Article VII, the Debtor:

                  (a) will defend the Collateral against the claims and demands of all other parties; and will not sell, transfer, assign, deliver or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of the Secured Party;

                  (b) will keep in accordance with generally accepted accounting principles consistently applied, accurate and complete records concerning the Collateral; upon the Secured Party's request will mark any of such records and all or any of the Collateral to give notice of the Security Interest; and will permit the Secured Party or its agents to inspect the Collateral and to audit and make abstracts of such records or any of the Debtor's books, ledgers, reports, correspondence and other records;

                  (c) upon demand will deliver to the Secured Party any documents of title and any chattel paper representing or relating to the Collateral or any part thereof which the Secured Party may from time to time reasonably request;

                  (d) will notify the Secured Party promptly in writing of any change in the Debtor's address, name or identity specified above, of any change in the location or of any additional locations at which the Collateral is kept and of any change in the address at which records concerning the Collateral are kept;

                  (e) will notify the Secured Party immediately of any use, whether or not such use is authorized by the Debtor, of the Collateral, or any portion thereof, or any tradenames, trade secrets, trademarks, or product formulae substantially similar to the Collateral, by another party;

                  (f) without the Secured Party's written consent will not make or agree to make any alteration, modification of or adjustment to any of the Collateral, or to the use, presentation or promotion thereof as of the date of this Agreement;

                  (g) in connection herewith will execute and deliver to the Secured Party such financing statements and other documents, pay all costs of title searches and filing financing statements and other documents in all public offices requested by the Secured Party and do such other things as the Secured Party may request; and

                  (h) will pay or cause to be paid all taxes, assessments and other charges of every nature which may be levied or assessed against the Collateral.

                         V. VERIFICATION OF COLLATERAL

                  The Secured Party shall have the right to verify any Collateral in any manner and through any medium which the Secured Party may consider appropriate and the Debtor shall furnish such assistance and information and perform such acts as the Secured Party may require in connection therewith.

                                  VI. DEFAULT

                  Any of the following events or conditions shall constitute an event of default: ("Event of Default"):

                  (a) non-payment of the Indebtedness when due, or failure by the Debtor to perform any obligations under this Agreement or any other agreement between the Debtor and the Secured Party;

                  (b) filing by or against the Debtor of a petition in bankruptcy or for reorganization under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law or any Jurisdiction;

                  (c) making a general assignment by the Debtor for the benefit of creditors, the appointment of or taking possession by a receiver, trustee, custodian or similar official for the Debtor or for any of the Debtor's assets; or any indebtedness of the Debtor;

                  (d) material falsity in any certificate, statement, representation, warranty or audit at any time furnished to the Secured Party (including warranties in this Agreement) and including any omission to disclose any substantial contingent or liquidated liabilities or any material adverse change in any facts disclosed by any certificate statement, representation, warranty or audit furnished to the Secured Party;

                  (e) any attachment or levy against the Collateral or any other occurrence which inhibits the Secured Party's free access to the Collateral.

                  Upon the happening of any Event of Default the Secured Party's right with respect to the Collateral shall be those of a secured party under the Florida Uniform Commercial Code and any other applicable law from time to time in effect. The Secured Party shall also have any additional rights granted herein and in any other agreement now or hereafter in effect between the Debtor and the Secured Party. If requested by the Secured Party the Debtor will assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party.

                  The Debtor agrees that any notice by the Secured Party of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Florida Uniform Commercial Code and/or the Personal Property Security Act of the Province of British Columbia or otherwise, shall constitute reasonable notice to the Debtor if the notice is mailed by regular or certified mail, postage prepaid, at least five days before the action to the Debtor's address as specified in this Agreement or to any other address which the Debtor has specified in writing to the Secured Party as the address to which notices shall be given to the Debtor.

                  The Debtor shall pay all costs and expenses incurred by the Secured Party in enforcing this Security Agreement, realizing upon any Collateral and collecting any of the Indebtedness, including a reasonable attorney's fee whether suit is brought or not and whether incurred in connection with collection, trial, appeal or otherwise, and shall be liable for any deficiencies in the event the proceeds of disposition of the Collateral does not satisfy the Indebtedness in full.

                               VII. MISCELLANEOUS

                  (a) The Debtor authorizes the Secured Party at the Debtor's expense to file any financing statement or statements relating to the Collateral (without the Debtor's signature thereon) which the Secured Party deems appropriate, and the Debtor irrevocably appoints the Secured Party as the Debtor's attorney-in-fact to execute any such financing statement or statements in the Debtor's name and to perform all other acts which the Secured Party deems appropriate to perfect and to continue perfection of the Security Interest.

                  (b) The Debtor hereby irrevocably consents to any act by the Secured Party or its Agents in entering upon any premises for the purpose of either (i) inspecting the Collateral; or (ii) taking possession of the Collateral after any Event of Default. The Debtor hereby waives its right to assert against the Secured Party or its Agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located. The Debtor hereby irrevocably consents to any use, or authorization to use, the Collateral, or any portion thereof, after any Event of Default; and the Debtor hereby waives his right to assert against the Secured Party or its assignees any claim based upon infringement or any similar cause of action for use of the Collateral.

                  (c) No delay or omission by the Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Secured Party from any other or future exercise of the right or the exercise of any other right or remedy. The Secured Party may cure any Event of Default by the Debtor in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent default by the Debtor. All rights and remedies of the Secured Party under this Agreement and under the Florida Uniform Commercial Code and/or the Personal Property Security Act of the Province of British Columbia shall be deemed cumulative.

                  (d) The rights and benefits of the Secured Party under this Agreement shall, if the Secured Party agrees, inure to any party acquiring an interest in the Indebtedness or any part thereof.

                  (e) The terms "Secured Party" and "Debtor" as used in this Agreement include the heirs, personal representatives, and successors or assigns of those parties.

                  (f) This Agreement may not be modified or amended nor shall any provision of it be waived except by in writing signed by the Debtor and by an authorized officer of the Secured Party.

                  (g) This Agreement shall be construed under the laws of the state of Florida in effect from time to time.

                  (h) This Security Agreement is a continuing agreement which shall remain in force until the Secured Party shall actually receive written notice of its termination and thereafter until all of the Indebtedness contracted for or created before receipt of the notice and any extensions or renewals on that Indebtedness (whether made before or after receipt of the notice) together with all interest thereon both before and after the notice shall be paid in full.

                  IN WITNESS WHEREOF, the Debtor has executed this Agreement on the day and year first above written.


                                        TELTRONICS, INC.

                                        ________________________________________
                                        Ewen Cameron, President

                   Schedule A to Teltronics Security Agreement

                                    EXHIBIT K


                        FORM OF JOINT ESCROW INSTRUCTIONS
                        ---------------------------------

                  THESE JOINT ESCROW INSTRUCTIONS ("Escrow Instructions") are made and entered into the ____ day of __________ 2003 by and among TRI-LINK TECHNOLOGIES INC., a Canadian corporation ("Tri-Link), and TELTRONICS, INC., a Delaware corporation (Teltronics) (Tri-Link and Teltronics may be referred to jointly herein as the "Principals") and FOLEY & LARDNER, whose address is 100 North Tampa Street, Suite 2300, Tampa, Florida (hereinafter referred to as "Escrow Holder").


                                   WITNESSETH:

                  WHEREAS, the Principals desire that Escrow Holder hold certain property as described on Exhibit "A" hereto ("Escrowed Property") pursuant to that certain Agreement for Purchase and Sale of Vortex Technology, dated October 31, 2002 (the "Agreement") which is incorporated herein by reference; and

                  WHEREAS, Escrow Holder has agreed to act as escrow agent for the Escrowed Property on the terms and conditions now about to be set forth.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

                                   ARTICLE I
                                     ESCROW

                  1.01 The Escrow Holder agrees to hold all of the Escrowed Property in escrow subject to the terms and conditions contained in these Escrow Instructions and the Agreement. The provisions of these Escrow Instructions shall control in the event of any conflict between the provisions hereof and the provisions of the Agreement, if any.

                  1.02 The Escrow Holder shall not be deemed to have knowledge of any matter or thing unless and until the Escrow Holder has actually received notice of such matter or thing and the Escrow Holder shall not be charged with any constructive notice whatsoever.

                  1.03 In the event instructions from Principals would require the Escrow Holder to expend any monies or to incur any cost, the Escrow Holder shall be entitled to refrain from taking any action until it receives payment for such costs.

                  1.04 The Principals acknowledge and agree that nothing in these Escrow Instructions shall prohibit the Escrow Holder from: (1) serving in a similar capacity on behalf of others; or (2) acting in the capacity of attorneys for one or more Principals in connection with any matter.

                                   ARTICLE II
                          RELEASE OF ESCROWED PROPERTY

                  2.01 The Escrow Holder agrees to release the Escrowed Property in accordance with the terms and conditions set forth in the Agreement and these Escrow Instructions.

                  2.02 In the event the Escrow Holder shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Principals or from third persons with respect to the Escrowed Property or any other sums or things which may be held hereunder, which, in its sole opinion, are in conflict with any provision of these Escrow Instructions and/or the Agreement, if any, the Escrow Holder shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all Principals and said third persons, if any, or by a final order or judgment of a court of competent jurisdiction.

                                  ARTICLE III
                                    DISPUTES

                  3.01 In the event the Escrow Holder is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, the Escrow Holder shall, at its option, either (1) tender the Escrowed Property to the registry of the appropriate court; or (2) disburse the Escrowed Property in accordance with the court's ultimate disposition of the case, and Principals hereby jointly and severally indemnify and hold the Escrow Holder harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels. In the event of litigation pursuant to these Escrow Instructions, the party not prevailing shall be responsible for the legal fees and expenses of both the Escrow Holder and the prevailing party.

                  3.02 In the event the Escrow Holder tenders the Escrowed Property to the registry of the appropriate court and files an action of interpleader naming the Principals and any affected third parties of whom Escrow Holder has received actual notice, the Escrow Holder shall be released and relieved from any and all further obligation and liability hereunder or in connection herewith and Principals hereby jointly and severally indemnify and hold the Escrow Holder harmless from and against any damages or losses arising in connection therewith, including, but not limited to, all costs and expenses incurred by the Escrow Holder in connection with the filing of such action including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

                                   ARTICLE IV
                           TERM OF ESCROW INSTRUCTIONS

                  4.01 These Escrow Instructions shall remain in effect unless and until it is canceled in any of the following manners:

                  a) Upon written notice given by all Principal(s) of cancellation of designation of the Escrow Holder to act and serve in said capacity, in which event cancellation shall take effect no earlier than twenty (20) days after notice to the Escrow Holder of such cancellation; or

                  b) The Escrow Holder may resign as escrow holder at any time upon giving notice to Principal(s) of its desire to so resign; provided, however, that resignation of the Escrow Holder shall take effect no earlier than ten (10) days after the giving of notice of resignation; or

                  c) Upon compliance with all escrow provisions as set forth in these Escrow Instructions and in the Agreement, if any.

                  4.02 In the event Principal(s) fail to agree to a successor escrow holder within the period described hereinabove, the Escrow Holder shall have the right to deposit all of the Escrowed Property held hereunder into the registry of an appropriate court and request judicial determination of the rights between Principal(s), by interpleader or other appropriate action, and Principal(s) hereby jointly and severally indemnify and hold the Escrow Holder harmless from and against any damages or losses in connection therewith, including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

                  4.03 Upon termination of the duties of the Escrow Holder in either manner set forth of this Article IV, the Escrow Holder shall deliver all of the Escrowed Property to the newly appointed escrow holder designated by the Principal(s), and, except for rights of the Escrow Holder specified in Paragraph A of Article III of these Escrow Instructions, the Escrow Holder shall not otherwise have the right to withhold Escrowed Property from said newly appointed escrow holder.

                                   ARTICLE V
                                     NOTICES

                  All notices, certificates, requests, demands, materials and other communications hereunder shall be in writing and deemed to have been duly given: (1) upon delivery by hand to the appropriate address of each of the Principals or the Escrow Holder as set forth in these Escrow Instructions or in the Agreement; or (2) on the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, to such address. All notices to the Escrow Holder shall be addressed to the Escrow Holder at the following address:

                           Foley & Lardner
                           100 North Tampa Street
                           Suite 2700
                           Tampa, FL  33602
                           Attn:  Russell T. Alba, Esq.

                                   ARTICLE VI
                             CHOICE OF LAW AND VENUE

                  These Escrow Instructions shall be governed by and construed in accordance with the laws of the State of Florida. In the event any action, suit or proceeding is instituted as a result of any matter or thing affecting these Escrow Instructions, the parties hereto hereby designate Hillsborough County, Florida, as the proper jurisdiction and the venue in which same is to be instituted.

                                  ARTICLE VII
                                CUMULATIVE RIGHTS

                  No right, power or remedy conferred upon the Escrow Holder by these Escrow Instructions is exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy the Escrow Holder may have under these Escrow Instructions or now or hereafter existing at law, in equity or by statute, and the exercise of one right, power or remedy by the Escrow Holder shall not be construed or considered as a waiver of any other right, power or remedy.

                                  ARTICLE VIII
                              BINDING INSTRUCTIONS

                  These Escrow Instructions shall be binding upon the Principal(s) and Escrow Holder and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

Signed, sealed and delivered              ESCROW HOLDER:
In the presence of:
                                          FOLEY & LARDNER

___________________________________       By:___________________________________
Print Name: _______________________


___________________________________
Print Name: _______________________

                                          PRINCIPALS:

                                          TRI-LINK TECHNOLOGIES INC.

___________________________________       By:___________________________________
Print Name: _______________________       Name:_________________________________
                                          Its:__________________________________

___________________________________
Print Name: _______________________

                                          TELTRONICS, INC.

___________________________________       By:___________________________________
Print Name: _______________________             Ewen Cameron
                                                President and CEO

___________________________________
Print Name: _______________________

                                    EXHIBIT L


                              CONVERSION PROVISIONS

Anti-Dilution. If and whenever, at any time at which any portion of the Purchase Price remains unpaid, Teltronics:

(a) issues any shares of its voting common stock to all or substantially all of the holders of its voting common stock by way of a stock dividend or other distribution;

(b) subdivides or redivides the outstanding shares of its voting common stock into a greater number of shares of voting common stock; or

(c) combines, reduces or consolidates the outstanding shares of its voting common stock into a lesser number of shares of voting common stock;

then, in each such event, the Conversion Price shall be adjusted to be equal to the product of the Conversion Price in effect immediately prior to such event and a fraction, the numerator of which is equal to the total number of shares of voting common stock of Teltronics that are outstanding immediately before such event and before giving effect thereto and the denominator of which is equal to the total number of shares of voting common stock of Teltronics that are outstanding immediately after such event and after giving effect thereto, and, for the purpose of calculating the number of shares of voting common stock of Teltronics outstanding, any such issuance of voting common shares by way of a stock dividend or other distribution shall be deemed to have been made on the record date for such stock dividend or other distribution.

If, at any time at which any portion of the Purchase Price remains unpaid, there is:

(d) any reclassification of the outstanding shares of voting common stock of Teltronics, any change of the outstanding shares of voting common stock of Teltronics into other shares or securities of Teltronics or any other capital reorganization of Teltronics, other than as described in subsections (a), (b) and (c), above;

(e) any consolidation, amalgamation, merger or other form of business combination of Teltronics with or into any other corporation resulting in a reclassification of the voting common stock of Teltronics, any change of the voting common stock of Teltronics into other shares or securities of any other corporation or any other capital reorganization of Teltronics; or

(f) any sale, lease, exchange or transfer of the undertaking or assets of Teltronics as an entirety or substantially as an entirety to another corporation or entity;

then Tri-Link shall be entitled to receive upon any conversion provided for hereunder and will accept, in lieu of the number of shares of voting common stock of Teltronics which it would otherwise have been entitled to receive as a result thereof, the kind and quantity of shares or other securities or property (including cash) that Tri-Link would have been entitled to receive as a result of such event if, on the effective date thereof, Tri-Link had been the registered holder of the number of shares of voting common stock of Teltronics which Tri-Link would have received had the applicable conversion been effected immediately before such effective date. If necessary as a result of any such event, appropriate adjustments will be made in application of the provisions set forth herein with respect to the rights and interests of Tri-Link, so that the provisions set forth herein will, thereafter, correspondingly be made applicable, as nearly as may reasonably be possible, to such shares or other securities or property as may thereafter be deliverable upon any conversion provided for hereunder.

No Fractional Securities. No fractional securities shall be issued and if any conversion provided for hereunder would result in Tri-Link being entitled to receive a fraction of a security, Teltronics shall instead issue upon the conversion the next lower whole number of securities, with the Conversion Price being adjusted accordingly.

Mechanics of Conversion. Tri-Link shall effect any and all conversions provided for hereunder by giving notice thereof to Teltronics in writing and deliver to Teltronics therewith the Teltronics Note evidencing the obligation of Teltronics to pay the portion of the Purchase Price being converted. Upon each conversion so effected:

(a) Teltronics shall deliver to Tri-Link a certificate(s) or other document(s) evidencing the securities issuable upon the conversion of the specified portion of the Purchase Price; and

(b) if only part of the Purchase Price then remaining unpaid is being converted, Teltronics shall issue and deliver to Tri-Link a promissory note, using the form attached as Exhibit F to this Agreement, for the balance of the Purchase Price then remaining unpaid and unconverted, with the payment amounts specified therein having been adjusted as herein provided.

Tri-Link shall be treated for all purposes as the record holder of the applicable shares of voting common stock of Teltronics or other securities issuable in respect of each conversion effected hereunder as of the date of such conversion.






                                      L-2